POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Caliel and Curt L. Warnock, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a Post-Effective Amendment to each of the following Integrated Electrical Services, Inc. Registration Statements on Form S-8 for the purpose of deregistering all shares and plan interests remaining unissued as of each plan’s termination date: (1) Registration Statement No. 333-45449 registering 3,500,000 shares of common stock for the Integrated Electrical Services, Inc. 1997 Stock Plan; (2) Registration Statement No. 333-32624 registering 2,400,000 shares of common stock for the Integrated Electrical Services, Inc. 1997 Stock Plan; (3) Registration Statement No. 333-45447 registering 250,000 shares of common stock for the Integrated Electrical Services, Inc. 1997 Director’s Stock Plan; (4) Registration Statement No. 333-91041 registering 2,000,000 shares of common stock for the Integrated Electrical Services, Inc. Nonexecutive Incentive Compensation Plan (now known as the 1999 Incentive Compensation Plan); (5) Registration Statement No. 333-62636 registering 3,500,000 shares of common stock for the Integrated Electrical Services, Inc. 1999 Incentive Compensation Plan (formerly known as the Nonexecutive Incentive Compensation Plan); (6) Registration Statement No. 333-67113 registering 1,000,000 shares of common stock for the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan; and (7) Registration Statement No. 333-68274 registering 1,000,000 shares of common stock for the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Michael J. Caliel Michael J. Caliel	Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2006
/s/ David A. Miller David A. Miller	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 12, 2006
/s/ Gregory H. Upham Gregory H. Upham	Chief Accounting Office (Principal Accounting Officer)	December 12, 2006
/s/ Charles H. Beynon Charles H. Beynon	Director	December 12, 2006
/s/ Robert W. Butts Robert W. Butts	Director	December 12, 2006
/s/ Michael J. Hall Michael J. Hall	Chairman of the Board and Director	December 12, 2006

/s/ Joseph V. Lash Joseph V. Lash	Director	December 12, 2006
/s/ Donald L. Luke Donald L. Luke	Director	December 12, 2006
/s/ John E. Welsh John E. Welsh, III	Director	December 12, 2006